UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

FOXO TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

FOXO TECHNOLOGIES INC.

477 SOUTH ROSEMARY AVENUE

SUITE 224

WEST PALM BEACH, FL, 33401

December [*], 2025

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF ANNUAL GENERAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

To the Stockholders of FOXO Technologies Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of FOXO Technologies Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), in connection with the corporate actions described below taken by the Company’s Board of Directors (“Board”) and by, Rennova Health, Inc. (which is controlled by the Company’s CEO), a shareholder representing a majority of the voting control of the Company (the “Majority Shareholder”). The Majority Shareholder, by written consent in lieu of a meeting delivered on December 16, 2025, pursuant to Section 228 of Title 8 the Delaware General Corporation Law (“DGCL”) and Section 2.9 of our bylaws, provided approval for the following corporate actions:

1.	An amendment (the “Amendment”) to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), (i) to increase the authorized shares of Class A Common Stock of the Company (the “Common Stock”) from 2,500,000,000 shares par value $0.0001 per share to 10,000,000,000 shares, and (ii) to increase the authorized shares of Preferred Stock of the Company (the “Preferred Stock”) from 10,000,000 shares par value $0.0001 per share to 20,000,000 shares any time before April 30, 2026 (the “Authorized Increase”) with the effective date to be determined at the sole discretion of the Company’s Board of Directors, without further approval or authorization of the Company’s stockholders before the filing of an amendment to the Certificate of Incorporation effecting the proposed Authorized Increase.

2.	The re-election of Seamus Lagan, Trevor Langley, Francis Colt deWolf III, Bret Barnes, and Mark White to the Company’s Board of Directors to hold office until the next annual meeting of the stockholders of the Company or until their respective successors have been elected or qualified or until such director resigns or is removed (the “Election of Directors”).

All of the members of the Board, by unanimous written consent in lieu of a meeting, as provided under the DGCL, provided a similar authorization for the Authorized Increase on December 10, 2025.

The accompanying Information Statement is being furnished to our stockholders of record as of December 16, 2025 (the “Record Date”), in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, solely for the purpose of informing our stockholders of the actions taken by written consent. As the matters set forth in the accompanying Information Statement have been duly authorized and approved by the written consent of the holders of more than a majority of the Company’s voting securities, your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the rules and regulations prescribed thereunder, including Regulation 14C. The accompanying Information Statement also serves as the notice required by Section 228 of Title 8 of the DGCL of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders. You do not need to do anything in response to this Notice and the Information Statement.

Pursuant to Rule 14c-2(b) promulgated by the SEC under the Exchange Act, the Authorized Increase and the Election of Directors cannot become effective until 20 days from the date of mailing of the Definitive Information Statement to our stockholders as of the Record Date.

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THIS IS NOT A NOTICE OF A MEETING AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Seamus Lagan
Seamus Lagan

Chief Executive Officer

December [*], 2025

Vote Required

The vote which was required to approve the Authorized Increase was the affirmative vote of the holders of a majority of the Company’s voting stock. Each share of Common Stock, Series B Preferred Stock, and Series C Preferred Stock entitles the holder thereof to one vote. The shares of Series D Preferred Stock and Series E Preferred Stock (except in limited circumstances) have no voting rights. Each share of Series A Preferred Stock entities the holder to cast the number of votes determined by dividing the Stated Value ($1,000) by $0.0001 (such dollar amount not being subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock). The holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and the holders of Common Stock vote together as one class on all matters submitted to a vote of stockholders of the Company.

The election of directors requires the affirmative vote of a plurality of the votes cast by holders of shares entitled to vote in the election.

The record date for determining those shareholders of the Company entitled to receive this Information Statement is the close of business on December 16, 2025 (the “Record Date”). As of the Record Date, the Company had an aggregate voting power of 195,970,372,804 votes attributable to all outstanding shares of voting stock outstanding, with 1,750,216,495 shares being votable Common Stock, and 194,220,156,309 shares being votable Preferred Stock. All outstanding shares are fully paid and nonassessable.

Vote Obtained

Section 228(a) of the DGCL and Section 2.9 of our bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, via written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The approximate ownership percentage of the voting stock of the Company as of the Record Date of the consenting stockholders who voted to approve the Authorized Increase totaled in the aggregate approximately 98.60%.

Notice Pursuant to Section 228 of the DGCL

Pursuant to Section 228 of the DGCL, no advance notice is required to be provided to the other shareholders, who have not consented in writing to such action, of the taking of the stated corporate action without a meeting of stockholders. No additional action will be undertaken pursuant to such written consents, and no dissenters’ rights under the DGCL are afforded to the Company’s stockholders as a result of the action to be taken.

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

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TABLE OF CONTENTS

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO (I) INCREASE AUTHORIZED SHARES OF CLASS COMMON STOCK FROM 2,500,000,000 TO 10,000,000,000, AND (II) INCREASE AUTHORIZED SHARES OF PREFERRED STOCK FROM 10,000,000 TO 20,000,000	5
RE-ELECTION OF DIRECTORS	9
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32
INTERESTS OF CERTAIN PERSONS IN THE INCREASE IN SHARES AUTHORIZED	35
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	35
ADDITIONAL INFORMATION	35
CONCLUSION	36

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

The following approvals should be read in conjunction with the information provided in the Table of Contents above.

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AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO (I) INCREASE AUTHORIZED

SHARES OF CLASS COMMON STOCK FROM 2,500,000,000 TO 10,000,000,000, AND (II) INCREASE

AUTHORIZED SHARES OF PREFERRED STOCK FROM 10,000,000 TO 20,000,000

Overview

On December 10, 2025, the Board acted unanimously to adopt the proposal to amend our Certificate of Incorporation to (i) increase the authorized shares of Class A Common Stock (the “Common Stock”) from 2,500,000,000 shares, par value $0.0001 per share, to 10,000,000,000 shares, and (ii) increase the authorized shares of Preferred Stock from 10,000,000 shares, par value $0.0001 per share, to 20,000,000 shares (collectively, the “Authorized Increase”), any time before April 30, 2026 with the effective date to be determined at the sole discretion of the Company’s Board of Directors, without further approval or authorization of the Company’s stockholders before the filing of an amendment to the Certificate of Incorporation effecting the proposed Authorized Increase.

On December 16, 2025, the Majority Shareholder, by written consent in lieu of a meeting pursuant to Section 228 of the DGCL and Section 2.9 of our bylaws, provided approval for the Authorized Increase.

The Authorized Increase will become effective upon the approval of the Board and the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. Upon approval from the Board, we will file the amendment to our Certificate of Incorporation to effect the Authorized Increase not less than 20 days after the definitive information statement is mailed to stockholders.

The form of the Certificate of Amendment to be filed with the Secretary of State of the State of Delaware is set forth as Appendix A to this Information Statement.

Outstanding Shares and Purpose of the Amendment

Common Stock

Our Certificate of Incorporation currently authorizes us to issue a maximum of 2,500,000,000 shares of Common Stock. As of December 16, 2025, we had 1,750,216,495 shares of Common Stock issued and outstanding; however, we have entered into a series of financing transactions which require us to maintain a reserve of shares for conversions of outstanding debt, conversions of preferred stock, and exercise of warrants which are at multiples of the number of shares from time to time issuable thereunder. In addition, in order to obtain future financings, we may be required to have additional authorized and unissued shares reserved for issuance.

Preferred Stock

Our Certificate of Incorporation currently authorizes us to issue a maximum of 10,000,000 shares of Preferred Stock. As of the Record Date, we had the following series of Preferred Stock designated and outstanding:

●	Series A Preferred Stock: 50,000 shares designated;19,422.02 shares issued and outstanding

●	Series B Preferred Stock: 7,500 shares designated; 3,245 shares issued and outstanding

●	Series C Preferred Stock: 5,000 shares designated; 303.75 shares issued and outstanding

●	Series D Preferred Stock: 10,000 shares designated; 4,312 shares issued and outstanding

●	Series E Preferred Stock: 4,000,000 shares designated; 60,000 shares issued and outstanding

Total Preferred Stock designated: 4,072,500 shares

Total Preferred Stock issued and outstanding: 87,282.77 shares

Remaining authorized but undesignated Preferred Stock: 5,927,500 shares

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We may need to issue additional series of Preferred Stock in connection with future financings or other corporate transactions, including acquisitions. The current authorized amount of 10,000,000 shares of Preferred Stock may be insufficient to meet our current obligations and future capital needs.

Reasons for the Authorized Increase

The Board believes that the Authorized Increase is necessary and in the best interests of the Company and its stockholders for the following reasons:

Common Stock:

1.	Conversion Obligations: Our existing Preferred Stock and convertible debt instruments contain conversion features that could require the issuance of a substantial number of shares of Common Stock. Given the variable conversion rates tied to the trading price of our Common Stock, we need sufficient authorized shares to satisfy these potential conversion obligations.

2.	Warrant Exercises: We have issued warrants to purchase shares of Common Stock. To satisfy potential warrant exercises, we need sufficient authorized shares of Common Stock.

3.	Equity Compensation: We need authorized shares of Common Stock to issue equity compensation awards to attract, retain, and incentivize officers, directors, employees, and consultants.

4.	Future Financing: We may need to raise additional capital through equity or equity-linked financings. Having sufficient authorized shares of Common Stock will provide us with the flexibility to pursue such transactions promptly and on favorable terms.

5.	Strategic Transactions: We may pursue acquisitions, joint ventures, or other strategic transactions that could require the issuance of shares of Common Stock as consideration.

Preferred Stock:

1.	Future Financing Flexibility: Preferred Stock is often used in financing transactions because it can be structured with rights, preferences, and privileges tailored to the needs of specific investors. Having sufficient authorized Preferred Stock will enable us to pursue financing opportunities that may be more favorable than debt or Common Stock financings.

2.	Strategic Transactions: Preferred Stock may be useful as consideration in acquisitions or other strategic transactions, or to provide specific rights to strategic partners.

3.	Corporate Flexibility: Having adequate authorized Preferred Stock provides the Board with flexibility to respond quickly to corporate opportunities and market conditions without the delay and expense of seeking additional stockholder approval.

Without the Authorized Increase, we may not have sufficient authorized shares to meet our existing obligations under outstanding securities or to pursue future financing or strategic transactions, which could materially harm our business and financial condition.

Effects of the Increase in Authorized Common Stock and Preferred Stock

Common Stock

In the event of conversions of shares of preferred stock, outstanding convertible debt, and the exercise of warrants and the resulting increase in outstanding shares of Common Stock, the additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although conversions of shares of preferred stock, debt conversions, the exercise of warrants, and the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock pursuant to the conversions and exercises into shares of Common Stock (other than by way of a stock split or dividend), would have the effect of diluting the voting power and equity interest of existing stockholders.

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The holders of Common Stock have no preemptive or other subscription rights. Therefore, if we issue additional shares of Common Stock, existing stockholders will experience dilution in their percentage ownership and voting power unless they participate in any future issuances.

Preferred Stock

The Board has the authority, without further stockholder approval (except as may be required by law or the rules of any stock exchange or quotation system on which our securities are listed), to designate and issue shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges, and restrictions of each series, including:

●	Dividend rights and preferences;

●	Conversion rights;

●	Voting rights;

●	Redemption rights and terms;

●	Liquidation preferences;

●	Sinking fund provisions; and

●	The number of shares constituting the series.

The rights of holders of Preferred Stock may be superior to the rights of holders of Common Stock. The issuance of Preferred Stock could have the effect of delaying, deferring, or preventing a change in control of the Company and may adversely affect the voting power and other rights of holders of Common Stock.

We could also use the additional shares of Preferred Stock to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Board’s approval of the Authorized Increase was not prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that the Authorized Increase could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

No Change to Par Value or Rights

The Authorized Increase will not change the par value of the Common Stock or Preferred Stock (which will remain $0.0001 per share) or the rights and preferences of currently outstanding shares. The additional authorized shares of Common Stock and Preferred Stock will be identical to the shares currently authorized.

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Board Discretion to Issue Shares

The Board anticipates that some of these additional authorized shares will be used in the future for various purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law, or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include:

●	Conversion of Preferred Stock;

●	Settlement or conversion of debt;

●	Raising capital through equity or equity-linked offerings;

●	Providing equity incentives to employees, officers, or directors;

●	Establishing strategic relationships with other companies;

●	Expanding our business or product lines through the acquisition of other businesses or products; and

●	Other corporate purposes as determined by the Board in the exercise of its fiduciary duties.

Anti-Takeover Considerations

As noted above, we could use the additional shares of Common Stock and Preferred Stock that will become available pursuant to the Authorized Increase to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, we could privately place shares with purchasers favorable to the Board in opposing a hostile tender offer or issue Preferred Stock with rights and preferences that make an acquisition of the Company more difficult or less desirable.

Although the Board’s approval of the Authorized Increase was not prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), and the Board has no current plans to use the additional authorized shares for anti-takeover purposes, stockholders should be aware that the Authorized Increase could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

Effective Date

If our Board concludes that it is in the best interests of the Company and our stockholders to effect the Authorized Increase by April 30, 2026, the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware. The actual timing of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware to effect the Authorized Increase will be determined by our Board in its sole discretion but will be no later than April 30, 2026. In addition, if for any reason our Board deems it advisable to do so, the Authorized Increase may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by our stockholders. The Authorized Increase will be effective as of the date and time of filing with the Secretary of State of the State of Delaware (the “Effective Time”).

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the DGCL with respect to the Authorized Increase and we will not independently provide our stockholders with any such right if the Authorized Increase is implemented.

Federal Income Tax Consequences

The Authorized Increase should not result in any federal income tax consequences to the Company or its stockholders. Stockholders should consult their own tax advisors regarding the tax consequences of the Authorized Increase in light of their individual circumstances.

Vote Required

The vote which was required to approve the Authorized Increase was the affirmative vote of the holders of a majority of the Company’s voting stock. As of the Record Date, the Majority Shareholder held approximately 98.60% of the voting power of the Company and voted to approve the Authorized Increase.

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RE-ELECTION OF DIRECTORS

Overview

On December 16, 2025, the Majority Shareholder, by written consent in lieu of a meeting pursuant to Section 228 of the DGCL and Section 2.9 of our bylaws, provided approval for the re-election Seamus Lagan, Trevor Langley, Bret Barnes, Francis Cold deWolf III, and Mark White (the “Elected Directors”).

Vote Required

The re-election of directors requires the affirmative vote of a plurality of the votes cast by holders of shares entitled to vote in the election. As of the Record Date, the Majority Shareholder held approximately 98.60% of the voting power of the Company and voted to elect all Elected Directors.

Board Composition

Our bylaws provide that the number of directors shall be determined from time to time by resolution of the Board. The Board has fixed the number of directors at five. Our directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation, or removal.

Executive Officers and Directors

The business and affairs of the Company are managed by or under the direction of the Board.

The following table sets forth the name, age and position of each of the current directors and executive officers of the Company:

Name	Age	Position
Executive Officers
Seamus Lagan	56	Chief Executive Officer and Director
Sylwia Nowak Hauman	50	Chief Financial Officer
Mark White	65	Chief Executive Officer and sole director of FOXO Labs Inc. and Director
Non-Employee Directors
Bret Barnes (1)(2)(3)	42	Director
Francis Colt deWolf III (1)(2)(3)	56	Director
Trevor Langley (1)(3)	63	Chairman

(1)	Member of nominating and corporate governance committee.

(2)	Member of compensation committee.

(3)	Member of audit committee.

The principal occupations and positions for at least the past five years of our executive officers and directors are described below. There are no family relationships among any of our directors or executive officers.

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Executive Officers

Seamus Lagan – Chief Executive Officer and Director

Mr. Lagan was elected as a director of the Company on September 10, 2024 in connection with the acquisition of Rennova Community Health, Inc. by the Company. Mr. Lagan became Chief Executive Officer of the Company on December 5, 2024. He was appointed Chief Executive Officer and President and a director of RHI, a company subject to section 13(a) or 15(d) of the Exchange Act, on November 2, 2015 and as Chief Executive Officer and a director of Medytox Solutions, Inc., the predecessor business to a merger with RHI in 2015, and now a wholly-owned subsidiary of RHI (“Medytox”), effective September 15, 2014. Mr. Lagan served as Interim Chief Financial Officer of RHI effective October 13, 2017, and served through April 8, 2019. Mr. Lagan has also been the Interim Chief Financial Officer of RHI since May 10, 2019. Mr. Lagan has been through Alcimede LLC until November 1, 2021 and Alcimede Limited since November 1, 2021, a consultant to Medytox since May 2011. Mr. Lagan is the managing director of Alcimede Limited, a Bahamas company that provides various consulting services, including management, organization, and financial consulting services. Mr. Lagan also currently serves, through Alcimede Limited, as Chief Executive Officer of most of the subsidiaries of RHI, including RCHI.

Sylwia Nowak Hauman —Chief Financial Officer

Ms. Hauman has more than 25 years of finance and administrative leadership expertise in public and private multi-billion and start-up companies including extensive pharmaceutical and biotech experience from several multinational companies including Pearsanta, Aditxt (VP, Corporate Controller from May 2022 to September 2024), Lonza, Air Liquide Advanced Materials (Controller from September 2018 to August 2020), Johnson & Johnson, Accord Healthcare (Finance Director – Sales & Gross to Net from January 2020 to April 2022), and Alvogen as well as FDA regulated companies such as, Unilever and Avon. She has served as VP of Finance at Payall Payment Systems, Inc. from September 2024 to the present. She has run and managed several international projects and helped design the Innovation Process Management method to successfully develop and commercialize new technologies. Ms. Hauman is a Certified Accountant, holds a Master’s degree in finance and Banking from Lodz University and is qualified in both US GAAP and IFRS.

Mark White — Director

Mr. White served as our Interim Chief Executive Officer from September 2023 to December 5, 2024. He has been a director since September 2023. In addition to his roles at the Company, Mr. White has served since 2022, and continues to serve, as President of Kr8 ai Inc., a company in the development stage that uses artificial intelligence and machine learning to develop products and tools for content creators. Prior to his role with KR8, in 2014, Mr. White founded and became Chief Executive Officer of One Horizon Group PLC, a predecessor of One Horizon Group, Inc. which he served as Chief Executive Officer and a Director from 2012 to 2014. Mr. White was again appointed Chief Executive Officer and director of One Horizon Group, Inc. in 2017. Mr. White founded Next Destination Limited in 1993, the European distributor for Magellan GPS and satellite products, and sold the business in 1997. Prior to that, Mr. White was Chief Executive Officer for Garmin Europe, where he built up the company’s European distribution network. Mr. White’s entrepreneurial career in the distribution of electronic equipment and telecommunications spans over 25 years. Apart from his product and technical knowledge, Mr. White has a wealth of experience in corporate finance. He has led in excess of 25 merger and acquisition transactions and associated funding and financing rounds and has helped numerous private and public companies obtain financing. We believe that Mr. White’s extensive commercial and operational management experience at technology companies and his experience launching new businesses and raising capital qualifies him to serve on our Board.

Non-Employee Directors

Trevor Langley – Chairman and Director

Mr. Langley was elected as a director of the Company on September 10, 2024 in connection with the acquisition of RCHI by the Company and was appointed Chairman of our Board on March 12, 2025. He has served as a director of RHI since April 9, 2017. Since 2006, he has been the owner and managing partner of Avanti Capital Group LLC/Avanti Partners, LLC (“Avanti”). Avanti assists micro, small and mid-cap publicly traded companies and those looking to become public by leveraging traditional and new communication technologies with a specialization in healthcare and alternative-energy markets. Avanti also provides comprehensive consulting services.

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Bret Barnes — Director

Mr. Barnes has served as a member of our Board since November 2021 and served as Chairman of our Board from November 2022 to March 12, 2025. Since April 2007, Mr. Barnes has served as a Staff Bioinformatics Scientist for Illumina, Inc. (NASDAQ: ILMN). Mr. Barnes has developed a number of patents and products, including methods to examine methylation of genomic DNA and methods for diagnosing respiratory pathogens and predicting COVID-19 related outcomes. Mr. Barnes has been the core bioinformatics lead on all Infinium Methylation products, including all original and new novel design capabilities. In addition to his array development efforts, Mr. Barnes has been instrumental in developing structural variant detection algorithms via DNA sequencing at Illumina, Inc. Prior to that position, Mr. Barnes served as a Bioinformatics Software Engineer from 2005 to 2007 at Science Applications International Corporation (NYSE American: SAIC). Mr. Barnes holds a Bachelor of Science degree in Bioinformatics from the University of California, Santa Cruz. Mr. Barnes was among the first graduates at University of California, Santa Cruz to receive a degree in bioinformatics.

Francis Colt deWolf III — Director

Mr. deWolf has served as a director of the Company since January 2024. Mr. deWolf has over 20 years’ experience in the financial services sector. From June 2009 until the present, he has served as President of Colt Capital LLC, a Florida-based company, whose principal activities focus on advising emerging market companies on private and public financing strategies, in particular, the reverse merger process. He is also engaged in lending using equity as collateral as well as trading equity. Notable transactions in which Mr. deWolf was instrumental include China Security (CSR), China Public Security (CNIT), and China Valve (CVVT). The financing strategies undertaken by these companies have ranged from private equity, to public listings on the NASDAQ and the AMEX. Mr. deWolf’s role in such transactions has not only been advisory; he has also raised capital, and sourced legal and audit expertise, as well as ultimately orchestrated large share block sales to private equity funds in order to assist the company in optimizing its share position. From June 2019 to the present, Mr. deWolf has served as Managing Director of Crediblock.com LLC, a global digital productions and marketing agency. From October 2019 to the present, Mr. deWolf has served as Executive Director of Blockstreet Network, Inc., a firm dealing in in acquisition, enhancement and disposition of distressed titles of property. From March 2020 to the present, Mr. deWolf has served as President of Diamond Rock, Inc., a cash/non-cash sponsor of distressed real estate transactions. Prior to founding Colt Capital LLC, Mr. deWolf was a Senior Vice President at Oppenheimer and Company, where he was involved in the Chinese markets, focusing on restricted stock placements, reverse mergers and secondary financing for emerging and mid-size Chinese companies. In the earlier years of his career, Mr. deWolf was a bond broker for Tucker Anthony, and subsequently an equities broker, and Vice President at Prudential Securities in Washington D.C. where he developed his expertise in restricted securities. Mr. deWolf is a graduate of Tulane University and received his business degree from the AB Freeman School of Business Studies at Tulane University.

Board of Directors

Directors elected at annual meetings of stockholders following the consummation of the business combination will be elected for terms expiring at the next annual meeting of stockholders or until the election and qualification of their respective successors in office, subject to their earlier death, resignation, removal or the earlier termination of his or her term of office.

Our Charter and Company Bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, with or without cause, and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors. Any vacancy on the Board, including a vacancy resulting from an enlargement of the Board, may be filled only by the affirmative vote of a majority of the Company’s directors then in office.

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of its business and structure, the Board expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

Director Independence

We are not currently subject to listing requirements of any national securities exchange that has requirements that a majority of the Board be “independent.”

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We have undertaken a review of the independence of each director and considered whether each director has a material relationship that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, we have determined that Messrs. Barnes, deWolf, and Langley are “independent directors” as defined under the listing requirements and rules of NYSE American and the applicable rules of the Exchange Act.

Board Committees

The Board directs the management of its business and affairs, as provided by Delaware law, and will conduct its business through meetings of the Board and standing committees. The Company has a standing audit committee, compensation committee and nominating and corporate governance committee, each of which operates under a written charter; however, none of these committees are currently functioning and the Board of Directors is currently fulfilling the roles of each of the committees, where applicable.

In addition, from time to time, special committees may be established under the direction of the Board when the Board deems it necessary or advisable to address specific issues. Current copies of the Company’s committee charters are posted on its website, www.foxotechnologies.com, as required by applicable SEC.

Audit Committee

The Company’s audit committee consists of Messrs. Barnes and deWolf. The Board has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act and the applicable listing standards of the NYSE American. Each member of the Company’s audit committee meets the requirements for financial literacy under the applicable NYSE American rules. In arriving at this determination, the Board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

The Board has determined that Mr. deWolf qualifies as an audit committee financial expert within the meaning of SEC regulations. In making this determination, the Board has considered Mr. deWolf’s formal education and previous and current experience in financial and accounting roles. Both the Company’s independent registered public accounting firm and management periodically will meet privately with the Company’s audit committee.

The audit committee’s responsibilities include, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing the Company’s independent registered public accounting firm;

●	discussing with the Company’s independent registered public accounting firm its independence from management;

●	reviewing with the Company’s independent registered public accounting firm the scope and results of its audit;

●	pre-approving all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the interim and annual financial statements that the Company files with the SEC;

●	reviewing and monitoring the Company’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

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The composition and function of the audit committee comply with applicable requirements of the Sarbanes-Oxley Act and SEC rules and regulations. The Company will comply with future requirements to the extent they become applicable to the Company.

Compensation Committee

The Company’s compensation committee consists of Messrs. Barnes and deWolf. Messrs. Barnes and deWolf are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act.

The compensation committee’s responsibilities include, among other things:

●	reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, evaluating the performance of the Company’s Chief Executive Officer in light of these goals and objectives and setting or making recommendations to the Board regarding the compensation of the Company’s Chief Executive Officer;

●	reviewing and setting or making recommendations to the Board regarding the compensation of the Company’s other executive officers;

●	making recommendations to the Board regarding the compensation of the Company’s directors;

●	reviewing and approving or making recommendations to the Board regarding the Company’s incentive compensation and equity-based plans and arrangements; and

●	appointing and overseeing any compensation consultants.

The composition and function of its compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act and SEC rules and regulations. The Company will comply with future requirements to the extent they become applicable to the Company.

Nominating and Corporate Governance Committee

The Company’s nominating and corporate governance committee consists of Messrs. Barnes and deWolf. The Board has determined that each of Messrs. Barnes and deWolf is “independent” as defined under the applicable SEC rules and regulations.

The nominating and corporate governance committee’s responsibilities include, among other things:

●	identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;

●	recommending to the Board the nominees for election to the Board at annual meetings of the Company’s stockholders;

●	overseeing an evaluation of the Board and its committees; and

●	developing and recommending to the Board a set of corporate governance guidelines.

The composition and function of the nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act and SEC rules and regulations. The Company will comply with future requirements to the extent they become applicable to the Company.

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Compensation Committee Interlocks and Insider Participation

None of the members of the Company’s compensation committee has ever been an executive officer or employee of the Company. None of the Company’s executive officers currently serve, or have served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the Board or compensation committee.

Role of the Board in Risk Oversight/Risk

One of the key functions of the Board is informed oversight of the Company’s risk management process. The Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. For example, the Company’s audit committee will be responsible for overseeing the management of risks associated with the Company’s financial reporting, accounting, and auditing matters; and the Company’s compensation committee will oversee the management of risks associated with our compensation policies and programs.

Board Oversight of Cybersecurity Risks

The Company faces a number of risks, including cybersecurity risks and those other risks described under the section titled “Risk Factors” included in its SEC filings. The Board plays an active role in monitoring cybersecurity risks and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on the Company’s operations. In addition to regular reports from each of the Board’s committees, the Board receives regular reports from management, including its chief technology officer and chief security officer, on material cybersecurity risks and the degree of the Company’s exposure to those risks. While the Board oversees its cybersecurity risk management, management is responsible for day-to-day risk management processes. Management works with third party service providers to maintain appropriate controls. We believe this division of responsibilities is the most effective approach for addressing the Company’s cybersecurity risks and that the Board leadership structure supports this approach.

Limitation on Liability and Indemnification of Directors and Officers

Our Certificate of Incorporation contains provisions that limit the liability of the Company’s directors for damages to the fullest extent permitted by Delaware law. Consequently, the Company’s directors will not be personally liable to the Company or its stockholders for damages as a result of an act or failure to act in his or her capacity as a director, unless:

●	the presumption that directors are acting in good faith, on an informed basis, and with a view to the interests of the corporation has been rebutted; and

●	it is proven that the director’s act or failure to act constituted a breach of his or her fiduciary duties as a director and such breach involved intentional misconduct, fraud or a knowing violation of law.

Our Certificate of Incorporation requires the Company to indemnify and advance expenses to, to the fullest extent permitted by applicable law, its directors, officers and agents. The Company maintains a directors’ and officers’ insurance policy pursuant to which the Company’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, the Certificate of Incorporation prohibits any retroactive changes to the rights or protections or increasing the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

In addition, the Company has entered and will enter into separate indemnification agreements with the Company’s directors and officers. These agreements, among other things, require the Company to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Company’s directors or officers or any other company or enterprise to which the person provides services at the Company’s request.

We believe these provisions in the Certificate of Incorporation are necessary to attract and retain qualified persons as directors and officers for the Company.

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Corporate Governance Guidelines and Code of Business Conduct

The Board adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of its directors and director candidates and corporate governance policies and standards applicable to its directors. In addition, the Board adopted a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including its Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers.

The full text of the Company’s Corporate Governance Guidelines and its Code of Business Conduct and Ethics are posted on the Corporate Governance portion of the Company’s website at www.foxotechnologies.com. Information contained on or accessible through the Company’s website is not a part of this Annual Report, and the inclusion of the Company’s website address in this Annual Report is an inactive textual reference only. The Company intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of its Code of Business Conduct and Ethics on its website rather than by filing a Current Report on Form 8-K.

Executive Compensation

FOXO is an “emerging growth company,” as defined in the JOBS Act, and thus the following disclosures are intended to comply with the scaled disclosure requirements applicable to emerging growth companies and “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Exchange Act, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer, whom we refer to as our “named executive officers.”

This section discusses the material components of the executive compensation program offered to our named executive officers. Our named executive officers for the years ended December 31, 2024 and 2023 were as follows:

●	Seamus Lagan, our current Chief Executive Officer;

●	Martin Ward, our former Interim Chief Financial Officer; and

●	Mark White, our former Interim Chief Executive Officer.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that FOXO adopts could vary materially from our historical practices and currently planned programs summarized in this discussion.

We will continue to update, in accordance with the rules and regulations of the SEC, information in this section regarding the compensation of our named executive officers.

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Summary Compensation Table

The following table sets forth information regarding the total compensation awarded to and earned by our named executive officers for services rendered in all capacities for the years ended December 31, 2024 and 2023.

				Stock		All Other
Name and Principal Position	Year	Salary ($)		Awards ($)		Compensation ($)		Total ($)
Mark White(1)	2024	150,000	(2)	—		538,522	(3)	688,522
Former Interim Chief Executive Officer	2023	—		257,500	(4)	—		257,500

Martin Ward(5)	2024	—		—		180,000	(6)	180,000
Interim Chief Financial Officer	2023	—		257,500	(4)	—		257,500

Seamus Lagan	2024	—		—		—		—
Current Chief Executive Officer	2023	—		—		—		—

(1)	Mark White was appointed as Interim Chief Executive Officer and director of the Company effective as of September 19, 2023 and resigned as Chief Executive Officer on December 5, 2024.

(2)	Amount earned under the Services Agreement dated July 25, 2024.

(3)	Includes $180,000 of management fees paid to KR8, an entity of which Mr. White shares beneficial ownership. Also includes $350,000 paid to Mr. White pursuant to the Termination of Employment, Settlement and Mutual Release Agreement dated December 5, 2024 and $8,522 for car lease payments under the Services Agreement dated July 25, 2024.

(4)	On October 3, 2023, Messrs. White and Ward were each awarded 250,000 shares of the Company’s Class A Common Stock.

(5)	Martin Ward was appointed as Interim Chief Financial Officer of the Company effective as of September 19, 2023 until April 6, 2025.

(6)	Includes $180,000 of management fees paid to KR8, an entity of which Mr. Ward shares beneficial ownership.

Agreements with Named Executive Officers

Mark White, our former Interim Chief Executive Officer

On September 19, 2023, we entered into an interim employment agreement with Mark White, pursuant to which Mr. White agreed to serve as our Interim Chief Executive Officer and as a member of the Board. Pursuant to the employment agreement, Mr. White is an at-will employee and will receive an annual base salary of $1.

Mr. White is eligible to participate in our benefits program, including medical, dental and vision, 401k plan, short-term and long-term disability, paid time off, holidays and other voluntary benefits. We also agreed to reimburse Mr. White for reasonable out-of-pocket expenses incurred in furthering our businesses, after he provides an itemized account of expenditures pursuant to our reimbursement policy. The employment agreement includes provisions governing Company confidential information and ownership of work product.

On October 3, 2023, we granted Mr. White 250,000 shares of Class A Common Stock pursuant to the 2022 Plan in consideration of services rendered and to be rendered to us. The shares awarded are not subject to any performance or vesting criteria, are deemed fully earned as of the grant date and are not subject to forfeiture, even if Mr. White’s employment with us terminates for any reason.

On July 25, 2024, we entered into a new Services Agreement with Mark White that superseded the interim employment agreement (the “Services Agreement”). The initial term of the Services Agreement is until July 31, 2026. Pursuant to the Services Agreement, Mr. White is entitled to monthly fees of $30,000, which may be converted into equity at the option of both Mr. White and the Company. Mr. White is entitled to full and prompt reimbursement of all expenses incurred in connection with his service as an officer of the Company and a monthly reimbursement for the cost of leasing and insuring a vehicle with a fair market value not in excess of $80,000. No later than 30 days after the date of the Services Agreement, Mr. White is to be issued 2,000 shares of Series A Preferred Stock.

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We may terminate the Services Agreement at any time without Cause (as defined in the Services Agreement), provided that we give written notice of termination at 60 days before the date of such termination. In which case, Mr. White is be entitled to receive the following:

(i)	payment of 24 months’ of monthly fees which, may be taken in cash or common stock of the Company at Mr. White’s sole option; and

(ii)	reimbursement for any outstanding reasonable business expenses incurred by Mr. White in performing his duties.

The Company may terminate the Services Agreement at any time for Cause, provided that the Company gives written notice of termination to Mr. White. If the Services Agreement is terminated for Cause, Mr. White is entitled to:

(i)	accrued and unpaid monthly fees through the date of such termination; and

(ii)	reimbursement for any outstanding reasonable business expenses incurred by Mr. White in performing his duties.

The Services Agreement will terminate upon a Change of Control (as defined in the Services Agreement). If the Services Agreement is terminated upon Change of Control, Mr. White will be entitled to:

(i)	payment of 24 months of monthly fees which, may be taken in cash or common stock of the Company at Mr. White’s sole option; and

(ii)	reimbursement for any outstanding reasonable business expenses incurred by Mr. White in performing his duties.

For purposes of the Services Agreement, a termination for “Change of Control” means: (i) A change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A as in effect on the date of this Agreement pursuant to the Exchange Act; provided that, without limitation, such a change in control will be deemed to have occurred at such time as any Acquiring Person hereafter becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of Voting Securities; or (ii) during any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by the Company’s stockholders of each new director was approved by a vote of at least a majority of the directors then in office who were directors at the beginning of the period; or (iii) there will be consummated (1) any acquisition by the Company of stock or assets of another entity actively engaged in business, in connection with which the Company issues Voting Securities or any security, instrument or agreement exercisable for or convertible into Voting Securities, representing in the aggregate more than 100% of the Voting Securities outstanding prior to the entry into an agreement to consummate such acquisition, notwithstanding that the exercise or conversion of such security, instrument or agreement is subject to a vote of the shareholders of the Company, (2) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Voting Securities would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of Voting Securities immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (3) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (iv) approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

For purposes of the Services Agreement, “Acquiring Person” means any person or related person or related persons which constitute a “group” for purposes of Section 13(d) and Rule 13d-5 under the Exchange Act, as such Section and Rule are in effect as of the date of this Agreement; provided, however, that the term Acquiring Person shall not include (i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company or any of its subsidiaries, (iii) any entity holding voting capital stock of the Company for or pursuant to the terms of any such employee benefit plan, or (iv) any person or group solely because such person or group has voting power with respect to capital stock of the Company arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the Exchange Act.

For purposes of the Services Agreement, “Voting Securities” means the Company’s issued and outstanding securities ordinarily having the right to vote at elections for director.

Upon the termination of the Services Agreement, upon the payment of all obligations owing to Mr. White by the Company, unless the Company will otherwise request, Mr. White shall resign from all positions within the Company.

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On December 5, 2024, we entered into a Termination of Employment, Settlement and Mutual Release Agreement (the “White Termination Agreement”) pursuant to which the Services Agreement was terminated. The agreement provided for the following:

●	Payment of $100,000 to Mr. White at signing;

●	Appointment of Mr. White as sole director and Chief Executive Officer of FOXO Labs; a wholly owned subsidiary of the Company and execution of an employment agreement between Mr. White and FOXO Labs providing a base salary of $120,000 per year and payment of a car lease for a minimum of three years up to $1,750 monthly.

●	The issuance to Mr. White of a promissory note by the Company in the principal amount of $500,000 maturing on January 2, 2025, which will be satisfied in full upon the payment of $250,000 by December 31, 2024 (the “White Note”).

●	Issuance of 3,000 shares of Series D Preferred Stock (as defined below) pursuant to the KR8 Termination Agreement (as defined below) in full satisfaction of all amounts owing to KR8 (a company controlled by Mr. White) under the Master Software and Services Agreement with KR8 dated January 12, 2024, as amended (the “MSSA”).

KR8 was issued 3,000 shares of Series D Preferred Stock pursuant to the KR8 Termination Agreement and Mr. White was paid an aggregate of $350,000.

On December 6, 2024, FOXO Labs Inc. entered into a Services Agreement with Mark White pursuant to which he was appointed as Chief Executive Officer of FOXO Labs Inc. The initial term of the agreement is beginning January 1, 2025 until December 31, 2025 and will automatically extend for an additional 12 months, unless terminated prior by its terms. Mr. White will be compensated $10,000 per month and will be allowed a reimbursement for the lease and insurance of a vehicle not to exceed $80,000.

Martin Ward, our former Chief Financial Officer

On September 19, 2023, we entered into an interim employment agreement with Martin Ward, pursuant to which Mr. Ward agreed to serve as our Interim Chief Financial Officer. Pursuant to the employment agreement, Mr. Ward was an at-will employee and was entitled to receive an annual base salary of $1.

Mr. Ward was eligible to participate in our benefits program, including medical, dental and vision, 401k plan, short-term and long-term disability, paid time off, holidays and other voluntary benefits. We also agreed to reimburse Mr. Ward for reasonable out-of-pocket expenses incurred in furthering our businesses, after he provides an itemized account of expenditures pursuant to our reimbursement policy. The employment agreement includes provisions governing Company confidential information and ownership of work product.

On October 3, 2023, we granted Mr. Ward 250,000 shares of Class A Common Stock pursuant to the 2022 Plan in consideration of services rendered and to be rendered to us. The shares awarded are not subject to any performance or vesting criteria, are deemed fully earned as of the grant date and are not subject to forfeiture, even if Mr. Ward’s employment with us terminates for any reason.

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2022 Equity Incentive Plan

During the year ended December 31, 2023, we granted 609,770 shares of restricted stock under the 2022 Plan of which 11,100 restricted shares were forfeited during the year. No shares of restricted stock were granted under the 2022 Plan during the year ended December 31, 2024. No stock options were granted under the 2022 Plan during the years ended December 31, 2024 and 2023. Summary terms of the 2023 Plan are as follows:

Eligibility

Employees (including officers), non-employee directors and consultants who render services to us or an affiliate thereof (whether now existing or subsequently established) are eligible to receive awards under the 2022 Plan. Incentive stock options may only be granted to our employees or a parent or subsidiary thereof. As of the date of this Annual Report, we have four non-executive employees, one consultant, two executive officers (one of whom is also a director), and two non-employee directors, eligible to participate in the 2022 Plan.

Administration

The compensation committee of our Board, or such other committee as may be designated by the Board, or in the absence of any such committee, the Board (the “compensation committee” or “Administrator”) administers the 2022 Plan. Subject to the terms of the 2022 Plan, the compensation committee has complete authority and discretion to determine the terms of awards under the 2022 Plan.

Types of Awards

The 2022 Plan provides for the grant of stock options, which may be ISOs or NSOs, stock appreciation rights (“SARs”), restricted shares, restricted stock units (“RSUs”) and other equity-based awards, or collectively, awards.

Share Reserve

651,862 shares of Class A Common Stock may be issued under the 2022 Plan. All of the shares available under the 2022 Plan may be issued upon the exercise of ISOs.

Awards granted under the 2022 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction do not reduce the shares available for grant under the 2022 Plan but will count against the maximum number of shares that may be issued upon the exercise of ISOs.

If options, SARs, restricted stock, RSUs or any other awards are forfeited, cancelled or expire before being exercised or settled in full, the shares subject to such awards will again be available for issuance under the 2022 Plan. Notwithstanding anything to the contrary contained herein: shares subject to an award under the 2022 Plan shall not again be made available for issuance or delivery under the 2022 Plan if such shares are (a) shares tendered in payment of an option, (b) shares delivered or withheld by the company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled SAR or other awards that were not issued upon the settlement of the award. Shares issued under the 2022 Plan may be authorized but unissued shares or treasury shares. As of the date hereof, no awards have been granted under the 2022 Plan.

Annual Limitation on Awards to Non-Employee Directors

The grant date fair value of 2022 Plan awards granted to each non-employee director during any calendar year may not exceed $500,000 (on a per-director basis).

Stock Options

The 2022 Plan authorizes the grant of ISOs and NQSOs (each an “Option”). Options granted under 2022 Plan entitle the grantee, upon exercise, to purchase a specified number of shares of Class A Common Stock from us at a specified exercise price per share. The Administrator of the 2022 Plan determines the period during which an Option may be exercised, as well as any Option vesting schedule, except that no Option may be exercised more than 10 years after the date of grant and will generally expire sooner if the option holder’s service terminates. The exercise price for shares of Class A Common Stock covered by an Option cannot be less than the fair market value of the common stock on the date of grant unless pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

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An Option’s exercise price may be paid in cash or by certified check at the time the Option is exercised, or, at the discretion of the Administrator, (1) a stock-for-stock exchange whereby the exercise price is paid by exchange of other common stock with a fair market value equal to the Option exercise price; (2) a “cashless” exchange established with a broker; (3) by reducing the number of shares of common stock otherwise deliverable upon exercise with the fair market value equal to the aggregate Option exercise price; (4) any combination of the previous methods; or (5) in any other form of legal consideration that may be acceptable by the Administrator.

Tax Limitations on Incentive Stock Options

The aggregate fair market value, determined on the date of grant, of shares for which ISOs granted under the 2022 Plan first become exercisable by a participant during any calendar year shall not exceed $100,000, and any amount in excess of $100,000 shall be treated as NQSOs. If an ISO is granted to any employee who owns more than 10% of the total combined voting securities of the Company, the exercise price of such ISO shall be at least 110% of the fair market value of our Class A Common Stock on the date of grant, and such ISO shall not be exercisable more than five years after the date of grant.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2022 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of the Company Class A Common Stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding ten years. The grant price for a stock appreciation right may not be less than 100% of the fair market value per share on the date of grant. Subject to the provisions of the 2022 Plan, the Administrator determines the other terms of stock appreciation rights, including when such rights become exercisable.

Restricted Stock Awards

Restricted stock may be granted under the 2022 Plan. Restricted stock awards are grants of shares of Company Class A Common Stock that vest in accordance with terms and conditions established by the compensation committee. The Administrator determines the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of the 2022 Plan, determines the terms and conditions of such awards. The compensation committee may impose whatever conditions to vesting it determines to be appropriate. The compensation committee, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.

Recipients of restricted stock awards generally have voting rights with respect to such shares upon grant unless the Administrator provides otherwise. Unless the Administrator determines otherwise, during the restricted period, all dividends or other distributions paid upon any restricted stock awards will be retained by the Company for the account of the recipient. Such dividends or other distributions will revert to the Company if for any reason the restricted stock award upon which such dividends or other distributions were paid reverts to the company. Upon the expiration of the restricted period, all such dividends or other distributions made on such restricted share and retained by the Company will be paid to the recipient, with or without interest as determined by the Administrator.

Restricted Stock Units

RSUs may be granted under the 2022 Plan. RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of company common stock. Subject to the provisions of the 2022 Plan, the Administrator determines the terms and conditions of RSUs, including the vesting criteria and the form and timing of payment. The Administrator may also grant RSUs with a deferral feature, whereby settlement is deferred beyond the vesting date or lapse of the restricted period until the occurrence of a future payment date or event set forth in an award agreement. A holder of RSUs will have only the rights of a general unsecured creditor of the Company, until the delivery of shares, cash or other securities or property. On the delivery date, the holder of each RSU not previously forfeited or terminated will receive one share, cash or other securities or property equal in value to one share or a combination thereof, as specified by the Administrator.

Other Equity-Based Awards

The 2022 Plan also authorizes the grant of other types of equity-based awards based in whole or in part by reference to the Company’s Class A Common Stock. The Administrator will determine the terms and conditions of any such awards.

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Change in Control

Unless otherwise provided in an award agreement, under the 2022 Plan, if a participant is terminated without cause or for good reason during the 12-month period following a change in control (as defined in the 2022 Plan), all of such participant’s outstanding awards shall vest and be immediately exercisable as of the date of termination. With respect to awards subject to performance goals, in the event of a change in control, all incomplete performance periods in respect of such awards in effect on the date the change in control occurs shall end on the date of such change and the Administrator shall (i) determine the extent to which performance goals with respect to each such performance period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable participant partial or full awards with respect to performance goals for each such performance period based upon the Administrator’s determination of the degree of attainment of performance goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Administrator. In addition, in the event of a change in control, the Administrator may in its discretion cash out any or all outstanding awards immediately before the change in control.

Changes to Capital Structure

In the event of certain changes in capitalization, including a stock split, reverse stock split or stock dividend, proportionate adjustments will be made in the number and kind of shares available for issuance under the 2022 Plan, the limit on the number of shares that may be issued under the 2022 Plan as ISOs, the number and kind of shares subject to each outstanding award and/or the exercise price of each outstanding award.

Duration, Amendment and Termination

The Administrator of the 2022 Plan may suspend or terminate the 2022 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2022 Plan will terminate on the tenth anniversary of its effective date. The Administrator may also amend the 2022 Plan at any time, except that no amendment shall be effective unless approved by our stockholders, to the extent stockholder approval is necessary to satisfy any applicable laws. No change may be made that increases the total number of shares of Class A Common Stock reserved for issuance pursuant to awards or reduces the minimum exercise price for options or exchange of options for other awards, unless such change is authorized by our stockholders. No modification may be made to an outstanding award under the 2022 Plan if such modification effects a “repricing” of the award unless such a repricing is approved by our stockholders. A termination or amendment of the 2022 Plan will not, without the consent of the participant, materially impair the rights under a previously granted award.

Restrictions on Transfer

ISOs may not be transferred or exercised by another person except by will or by the laws of descent and distribution. NQSOs may, in the sole discretion of the Administrator, be transferable to certain permitted transferees as provided in the individual award agreements.

International Participation

The Administrator has the authority to implement sub-plans (or otherwise modify applicable grant terms) for purposes of satisfying applicable foreign laws, conforming to applicable market practices or for qualifying for favorable tax treatment under applicable foreign laws, and the terms and conditions applicable to awards granted under any such sub-plan or modified award may differ from the terms of the 2022 Plan. Any shares issued in satisfaction of awards granted under a sub-plan will come from the 2022 Plan share reserve.

Incentive Stock Options

A participant will not recognize income on the grant, vesting, or exercise of an ISO. However, the difference between the exercise price and the fair market value of our Class A Common Stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an ISO within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of an ISO in the same manner as on the exercise of a NQSO, as described below.

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Non-Qualified Stock Options and SARs

A participant generally is not required to recognize income on the grant or vesting of a NQSO or SAR. Instead, ordinary income generally is required to be recognized on the date the NQSO or SAR is exercised. In general, the amount of ordinary income required to be recognized is (a) in the case of a NQSO, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price and (b) in the case of a SAR, the amount of cash and/or the fair market value of any shares received upon exercise. If the participant is an employee or former employee, the participant will be required to satisfy the tax withholding requirements applicable to such income.

A participant who receives an award of restricted stock generally does not recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income when the shares vest, subject to withholding if the participant is an employee or former employee. The amount of taxable income is equal to the fair market value of the shares on the vesting date(s) less the amount, if any, paid for the shares. Alternatively, a participant may make a one-time election to recognize income at the time the participant receives restricted stock in an amount equal to the fair market value of the restricted stock (less any amount paid for the shares) on the date of the award by making an election under Section 83(b) of the Code.

Restricted Stock Unit Awards

In general, no taxable income results upon the grant of an RSU. The recipient will generally recognize ordinary income, subject to withholding if the recipient is an employee or former employee, equal to the fair market value of the shares that are delivered to the recipient upon settlement of the RSU.

Gain or Loss on Sale or Exchange of Shares

In general, gain or loss from the sale or exchange of shares of common stock granted or awarded under the 2022 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an ISO, a participant generally will be required to recognize ordinary income upon such disposition.

Section 409A

The foregoing description assumes that Section 409A of the Code does not apply to an award. In general, options and stock appreciation rights are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of the underlying stock at the time the option or stock appreciation right was granted. RSUs are subject to Section 409A unless they are settled within two and one half months after the end of the later of (a) the end of the Company’s fiscal year in which vesting occurs or (b) the end of the calendar year in which vesting occurs. Restricted stock awards are not generally subject to Section 409A. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% U.S. federal tax and premium interest in addition to the U.S. federal income tax at the participant’s usual marginal rate for ordinary income.

Deductibility by Company

The Company will generally be entitled to an income tax deduction at the time and to the extent a participant recognizes ordinary income as a result of an award granted under the 2022 Plan. However, Section 162(m) of the Code may limit the deductibility of certain awards granted under the 2022 Plan. Although the Administrator considers the deductibility of compensation as one factor in determining executive compensation, the Administrator retains the discretion to award and pay compensation that is not deductible as it believes that it is in the stockholders’ best interests to maintain flexibility in the approach to executive compensation and to structure a program that the Administrator considers to be the most effective in attracting, motivating and retaining key employees.

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Management Contingent Share Plan

In connection with the business combination, we adopted an earnout incentive plan (the “Management Contingent Share Plan”) to secure and retain the services of certain key employees and service providers and incentivize such key employees and service providers to exert maximum efforts for the success of FOXO and its affiliates. The Management Contingent Share Plan made available a total of 920,000 shares eligible to be issued pursuant to restricted share awards, all of which were issued. These restricted share awards will vest and be subject to forfeiture according to time-based criteria established as part of the business combination. With the sale of FOXO Life Insurance Company on February 3, 2023, performance-based criteria is no longer required for vesting. A summary of the Management Contingent Share Plan is as follows:

Eligibility

Employees (including officers), non-employee directors and consultants who render services to the Company or an affiliate thereof (whether now existing or subsequently established) are eligible to receive awards under the Management Contingent Share Plan.

Administration

The Management Contingent Share Plan is administered by the compensation committee, or such other committee of the Board, composed of independent directors, as is designated by the Board to administer the Management Contingent Share Plan (the “Committee”).

Subject to the terms of the Management Contingent Share Plan, the Committee will have complete authority to construe and interpret the plan and awards granted under it. The Committee shall be solely responsible for monitoring and determining whether or not any performance-based condition (described below) was achieved, and any such determination shall be final and conclusive. The Committee may utilize whatever rules and processes it believes are appropriate in this determinative process. All determinations, interpretations, and constructions made by the Committee in good faith and consistent with the terms of the plan shall not be subject to review by any person and shall be final, binding, and conclusive on all persons.

Share Reserve

The number of shares of our Class A Common Stock that may be issued under the Management Contingent Share Plan is 920,000 shares, subject to equitable adjustment for share splits, share dividends, combinations and recapitalizations, including to account for any equity securities into which such shares are exchanged or converted. All 920,000 shares of Class A Common Stock were issued to members of our management designated by management.

Types of Awards

The Management Contingent Share Plan provides for the grant of restricted share awards of Class A Common Stock. All of the shares of Class A Common Stock issued to employees at the Closing were issued pursuant to a “Restricted Share Award,” the terms of which apply to all shares issued to such recipient. For the purposes of the Management Contingent Share Plan, shares of restricted Class A Common Stock issued in accordance with such plan will be considered “vested” when they are no longer subject to forfeiture in accordance with the terms of such plan.

Each restricted share award issued under the Management Contingent Share Plan was initially subject to both a time-based vesting component and a performance-based vesting component as discussed below.

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Time-Based Vesting

Each restricted share award shall be subject to three service-based vesting conditions:

(a)	60% of a participant’s restricted share award will become vested on the third anniversary of the Closing if the participant is still employed by us on such date (and has been continuously employed by us from the date of grant through such vesting date).

(b)	An additional 20% of a participant’s restricted share award will become vested on the fourth anniversary of the Closing if the participant is still employed by us on such date (and has been continuously employed by us from the date of grant through such vesting date).

(c)	The final 20% of a participant’s restricted share award will become vested on the fifth anniversary of the Closing if the participant is still employed by us on such date (and has been continuously employed by us from the date of grant through such vesting date).

Performance-Based Vesting

In addition, to time-based vesting, prior to the sale of FOXO Life Insurance Company on February 3, 2023, one-third of each restricted share award only become vested upon satisfaction of each of the following three performance-based conditions:

(a)	The operational launch of digital online insurance products by FOXO Life Insurance Company (or its functional equivalent under a managing general agency relationship with a life insurance company), with at least 100 policies sold, within one year following the Closing;

(b)	The signing of a commercial research collaboration agreement with an insurance company or reinsurance company for saliva-based epigenetic biomarkers in life insurance underwriting within two years following the Closing; and

(c)	The implementation of saliva-based epigenetic biomarkers in life insurance underwriting by the Company, with at least 250 policies sold using such underwriting, within two years following the Closing.

With the sale of FOXO Life Insurance Company on February 3, 2023, performance-based vesting was no longer required.

Service Based-Conditions

The Management Contingent Share Plan provides that in the event of the death, disability, or termination without cause of the CEO at the time of the Closing, service-based conditions will not apply.

Forfeiture of Restricted Share Awards

Prior to the discontinuation of the performance-based vesting, if a performance-based condition was not achieved within the specified timeframe then the one-third portion of each restricted share award that is associated to that performance-based condition was forfeited. The Committee was solely responsible for monitoring and determining whether or not any performance-based condition was achieved and any such determination was final and conclusive.

Any restricted stock awards that fail to vest due to a time-based vesting condition not being satisfied will be forfeited by the participant and the shares associated with that award will be permanently forfeited and cancelled.

Change in Control

In the event of a change in control (as defined in the plan), all time-based vesting conditions time frame for achievement has not expired will be waived.

Duration, Amendment and Termination

Unless sooner terminated, the Management Contingent Share Plan will terminate on the first to occur of (a) the date that 100% of the restricted share awards have become vested or (b) the first business day following the fifth (5th) anniversary of the Closing. The Board may suspend or terminate the plan with the written consent of all remaining participants in the Management Contingent Share Plan (at the time of the proposed suspension or termination of the Management Contingent Share Plan). The Board at any time, and from time to time, may amend, supplement, modify or restate the plan or any award provided that any such amendment applicable to a previously outstanding award shall not have an adverse effect on a participant or diminish the value of any previously outstanding award under the plan without participant’s prior written consent.

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Restrictions on Transfer

Except for transfers without consideration to persons or entities related to a participant (family members, family trusts, etc.) restricted share awards may not be transferred to another person except in the sole discretion of the Committee.

Short-Term Incentive Compensation

As outlined in our compensation policy, our named executive officers are eligible to earn discretionary biannual incentive bonuses. These discretionary incentive bonuses are worth, at maximum, 10% of each named executive officer’s annual base salary per review cycle, for an annual total value of up to 20% of each named executive officer’s base salary. Review cycles occur biannually, following the second and fourth quarter of each year, and discretionary incentive bonuses are paid at the conclusion of these review cycles. Discretionary biannual incentive bonuses awarded to named executive officers are paid in the form of stock option awards, cash, or some combination of the two. As such, since our named executive officers typically received their biannual incentive bonuses in the form of stock options, these amounts, as applicable to each year presented, are included in the “option awards” column of the summary compensation table above.

Outstanding Equity Awards

During the year ended December 31, 2024, there were no unexercised options; stock that has not vested; and equity incentive plan awards outstanding for any of our named executive officers.

Director Compensation

Non-Employee Director Compensation Table

During the year ended December 31, 2024, the following compensation was earned by, paid to, or awarded to our non-employee directors who served on the board of directors during 2024.

Name and Principal Position	Year	Salary ($)		Total ($)
Bret Barnes	2024	80,000	(1)	80,000
Francis Colt deWolf III	2024	60,000	(2)	60,000
Trevor Langley	2024	20,000		20,000

(1)	Amounts paid under the Independent Director Agreement dated July 24, 2024.

(2)	Amounts paid under the Independent Director Agreement dated January 22, 2024.

On January 22, 2024, we entered into an Independent Director Agreement with Francis Colt deWolf III pursuant to which Mr. deWolf is to be paid $5,000 per month commencing in January 2024 for his services as a director.

On July 24, 2024, we entered into an Independent Director Agreement with Bret Barnes pursuant to which Mr. Barnes is to be paid a cash fee of $50,000 for previous services performed as a director (with an additional $5,000 per month to be paid until satisfied), 400,000 shares of Class A Common Stock (which will be issued upon NYSE American approval), and $5,000 per month commencing in July 2024 for his services as a director.

On October 31, 2025, we entered into a Board of Directors Services Agreement with Bret Barnes pursuant to which Mr. Barnes is to be paid a cash fee of $5,000 per month ($7,500 per month in the event the Company is listed on the NYSE American or another recognized senior exchange) payable on the first day of the following month. Under the agreement, Mr. Barnes will be paid any arrears due, in full, at the earliest opportunity when the Company is in a financial position to do so. At October 31, 2025 the total balance outstanding to Mr. Barnes was $20,000.

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Insider Trading Policy

Although the Company has not adopted an insider trading policy, its officers and directors comply with all applicable SEC and NYSE American rules and regulations.

Policies and Practices Related to the Timing of Grants of Certain Equity Awards

It is the Compensation Committee’s practice to approve ordinary course annual equity grants during a scheduled meeting held each year. At this meeting, the Compensation Committee will approve each named executive officer’s annual equity award, if any. At this time, we do not currently anticipate granting stock options to any of our named executive officers. The Company does not schedule its equity grants in anticipation of the release of material, non-public information, nor does the Company time the release of material nonpublic information based on equity grant dates.

Certain Relationships and Related Party Transactions

Except as disclosed below, for transactions with our executive officers and directors, please see the disclosure under “Executive Compensation” above.

Other than compensation arrangements, the following is a summary of the transactions and series of similar transactions since January 1, 2021, or any currently proposed transactions, to which we were a participant or will be a participant, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our voting securities, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our directors and named executive officers are described the section titled “Executive Compensation” herein.

Letter Agreement for Software License and Development

On October 29, 2023, we entered into a letter agreement (the “Letter Agreement”) with KR8, pursuant to which KR8 granted us a provisional exclusive license (the “License”) to use KR8’s KR8 AI Eco System and iOS/Android app to develop one or more consumer health, wellness and longevity apps. The Letter Agreement limits the distribution of any such apps to consumers in North America. The Letter Agreement provides that KR8 will grant us a non-provisional exclusive License with a perpetual term upon the parties’ signing of a definitive license agreement.

Pursuant to the Letter Agreement, we agreed to pay KR8 an initial license and development fee of $2,500,000, with $1,500,000 to be paid in cash in agreed upon monthly increments and the remaining $1,000,000 to be paid in our Class A Common Stock at 102% of the closing price of the Common Stock on the date of the definitive agreement, subject to the authorization of NYSE American, provided that, (i) with the consent of KR8, portions of the cash fee may be paid in shares of Common Stock and (ii) for so long as the Common Stock is listed on a major exchange, commencing July 1, 2024, if the average trading volume exceeds $50,000 per day for an agreed upon period, up to a third of any monthly fee may be paid in shares of Common Stock.

In addition to the license and development fee, we agreed to pay KR8 a royalty of 15% of product subscriber revenues, with a minimum annual royalty to be agreed upon by the parties. If the royalty paid in respect of any year is less than the applicable minimum, the License will become non-exclusive; we will have the option to maintain exclusivity by paying the shortfall.

Pursuant to the Letter Agreement, KR8 will provide ongoing support and maintenance for a monthly fee of $50,000. In addition, KR8 will assist with the development of any apps. Wey will pay KR8 110% of its out-of-pocket costs in providing development services; provided that the first $50,000 due for development services any month will be deemed satisfied by payment of the monthly maintenance fee.

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Pursuant to the Letter Agreement, KR8 will own all rights to intellectual property produced solely by KR8 in performing under the License, provided that we will have the right to use such property pursuant to the License. We will own all rights to intellectual property in the form of both sample meta-data and paired molecular data collected including research results and biomarkers produced solely by us utilized in KR8’s products, including without limitation the raw and processed epigenetic data, provided KR8 will have the right to use such property pursuant to the License. We and KR8 will jointly own all rights to intellectual property produced jointly.

Pursuant to the Letter Agreement, the parties agreed to promptly negotiate and enter into a definitive license agreement containing the terms described in the Letter Agreement and such other customary terms and conditions, including among others, scope and timing of deliverables, use restrictions, terms with respect to confidentiality, indemnification, insurance, choice of law and forum, conditions of default, rights and remedies upon a default, warranties and limitations of liability. If the parties fail to enter into a definitive license agreement prior to November 15, 2023, each party’s remedy will be limited to commencing an arbitration to determine all issues not agreed upon. If the arbitrators fail to provide a remedy with respect to each issue raised, the parties will nevertheless be obligated to perform as set forth in the Letter Agreement, subject to such rights of termination as may be agreed upon in a license agreement.

Mark White, our former Interim Chief Executive Officer and director, is KR8’s President. Martin Ward, our Interim Chief Financial Officer, is KR8’s Chief Financial Officer. Mr. White and Mr. Ward each beneficially owns more than 5% of the common stock of KR8.

KR8 Master License and Services Agreement

Effective January 12, 2024, we entered into the License Agreement with KR8. Our then Interim CEO and Interim CFO each are equity owners of KR8. Under the License Agreement, KR8 granted to us a limited, non-sub licensable, non-transferable perpetual license to use the “Licensor Products” listed in Exhibit A to the License Agreement, to develop, launch and maintain license applications based upon our epigenetic biomarker technology and software to develop an AI machine learning epigenetic APP to enhance health, wellness and longevity. The territory of the License Agreement is solely within the U.S., Canada and Mexico.

Under the License Agreement, we agreed to pay to KR8 an initial license and development fee of $2,500,000, a monthly maintenance fee of $50,000, and an ongoing royalty equal to 15% of “Subscriber Revenues,” as defined in the License Agreement, in accordance with the terms and subject to the minimums set forth in the schedules of the License Agreement. We agreed to reimburse KR8 for all reasonable travel and out-of-pocket expenses incurred in connection with the performance of the services under the License Agreement, in addition to payment of any applicable hourly rates. If we fail to timely pay the “Minimum Royalty,” as defined in the License Agreement, due with respect to any calendar year, the license will become non-exclusive.

The initial term of the License Agreement commences on the effective date of the License Agreement. Unless terminated earlier in accordance with the terms, the License Agreement will be perpetual. Either party may terminate the License Agreement, effective on written notice to the other party, if the other party materially breaches this License Agreement, and such breach remains uncured 30 days after the non-breaching party provides the breaching party with written notice of such breach, in which event, the non-breaching party will then deliver a second written notice to the breaching party terminating the License Agreement, in which event the License Agreement, and the licenses granted under the License Agreement, will terminate on the date specified in such second notice. Either party may terminate the License Agreement, effective immediately upon written notice to the other party, if the other party: (i) is unable to pay, or fails to pay, its debts as they become due; (ii) becomes insolvent, files or has filed against it, a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law; (iii) makes or seeks to make a general assignment for the benefit of its creditors; or (iv) applies for or has appointed a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

We may terminate the License Agreement at any time upon 90 days’ notice to KR8 provided that, as a condition to such termination, we immediately cease using any Licensor Products. KR8 may terminate the License Agreement at any time upon 30 days’ notice to us if we fail to pay any portion of the “Initial License Fee,” as defined in the License Agreement.

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Under the License Agreement, on January 19, 2024 we issued 1,300,000 shares of Class A Common Stock to KR8. We also issued 237,037 shares of Class A Common Stock to KR8 on October 9, 2024.

Termination of Payment Obligations Under KR8 Master License and Services Agreement and Assignment

On December 6, 2024, we entered into the Termination Agreement with KR8 pursuant to which 3,000 shares of Series D Preferred Stock (the “KR8 Shares”) were issued to KR8 as full and final satisfaction of approximately $3,000,000 owed to KR8 and the MSSA was terminated (the “KR8 Termination Agreement”). The Series D Preferred Stock have no voting rights and conversion to common stock by KR8 is subject to relevant approvals from NYSE and shareholders.

On December 5, 2024, the Company entered into a Registration Rights Agreement with KR8 (the “KR8 Registration Rights Agreement”).

The Termination Agreement closed on December 6, 2024. The exchange of $3,000,000 of existing debt and/or liabilities to equity will result in an increase of approximately $3,000,000 in the Company’s shareholders equity.

Effective as of December 6, 2024, we filed an Amendment No. 1 to the Termination Agreement between the Company and KR8 pursuant to which it was clarified that the license terms had not been terminated but the payment obligations of the Company were terminated. In addition, the Company assigned its rights and liabilities under the License Agreement were assigned to FOXO Labs.

Myrtle Recovery Centers Acquisition

On June 10, 2024, we entered into the Stock Exchange Agreement (the “Myrtle SEA”) with Myrtle and RHI. Pursuant to the Myrtle SEA, upon closing, RHI will exchange with the Company 100 shares of Common Stock of Myrtle (which represents 98.4% of the issued and outstanding shares of Myrtle Common Stock) for total consideration of $500,000 (the “Myrtle Purchase Price”), which payment will be made by the issuance of a number of shares of Class A Common Stock of the Company determined by dividing $500,000 by the volume weighted average price (the “VWAP”) on the day immediately prior to the closing date (the “Price”) but in no event will the number of shares be more than 19.99% of the number of outstanding shares of the Company’s Class A Common Stock on the trading day prior to the closing date. If the number of FOXO Shares to be issued to RHI multiplied by the Price is less than $500,000, the Company will pay the deficit in cash within 12 months from the closing date. If the earnings before interest, taxes, depreciation and amortization (“EBITDA”) indicated in the audited financial statements of Myrtle varies by more than 10% from the Myrtle Financial Statements (as defined in the Myrtle SEA), the Myrtle Purchase Price will automatically increase or decrease on a dollar for dollar basis and, if increased, the difference will be paid in additional shares of Class A Common Stock of the Company or cash or, if decreased, the difference will result in either cancellation of Class A Common Stock of the Company or return of cash paid.

On July 17, 2024, the board of directors of the Company approved the closing of the Myrtle SEA effective as of June 14, 2024.

Rennova Community Health Acquisition and Exchange Agreement

On June 10, 2024, we entered into the Stock Exchange Agreement (the “RCHI SEA”) with RCHI and RHI.

On September 10, 2024, we entered into the Amended and Restated Stock Exchange Agreement with RCHI and RHI (the “Amendment”) pursuant to which the RCHI SEA was amended to change the consideration to be received by RHI in exchange for all of the equity interests of RCHI from 20,000 shares of Series A Preferred Stock of the Company to $100. In addition, under the Amendment, RCHI will issue to RHI a senior note in the principal amount of $22,000,000 (subject to adjustments) (the “Note”), which will be secured by all of the assets of RCHI and its subsidiary, Scott County Community Hospital, Inc., a Tennessee corporation (“SCCH”), under the Security and Pledge Agreement dated September 10, 2024 by, between, and among RHI, RCHI, and SCHH (the “Subsidiary Security Agreement”), with the Company and SCCH providing a guaranty on the Note pursuant to the Guaranty Agreement dated September 10, 2024 (the “Guaranty Agreement”) and with the Company providing a security interest in the “Collateral,” as defined in the Security and Pledge Agreement dated September 10, 2024 (the “Security Agreement”) with RHI.

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The Note matures on September 10, 2026 and accrues interest on any outstanding principal amount at an interest rate of 8% per annum for the first six months increasing to 12% per annum after six months until maturity. After maturity, the default interest rate will be 20% per annum until the Note is paid in full. The Note requires principal repayments equal to 10% of the free cash flow (net cash from operations less capital expenditures) from RCHI and its subsidiary. Payments will be one month in arrears. The Note will be reduced by payment of 25% of any net proceeds from equity capital raised by the Company. The Note is secured by the assets of RCHI and the Company and guaranteed by Company under the Guaranty Agreement and Security Agreement, respectively.

On September 10, 2024, the board of directors of the Company approved the closing of the RCHI SEA, as amended, effective as of September 10, 2024.

On December 5, 2024, we entered into an Exchange Agreement (the “Exchange Agreement”) with RCHI and RHI. Pursuant to the Exchange Agreement, $21,000,000 of the principal of the Note is to be exchanged for 21,000 shares (the “Exchange Shares”) of the Company’s Series A Preferred Stock. Upon the closing of the Exchange Agreement, RCHI is to execute and deliver a senior secured promissory note payable to RHI in the principal amount of $1,000,000 on the same terms of the Note (the “New Note”). The New Note will mature six months from the closing of the Exchange Agreement. The Exchange Agreement also provided for the following:

●	The Company filing a proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) in connection with an Annual Meeting of Shareholders to be held on or prior to December 31, 2024 with a proposal to permit the full conversion of the Exchange Shares into shares of the Company’s shares of Class A Common Stock pursuant to the rules of the New York Stock Exchange American (“NYSE”);

●	Mark White shall be appointed as the sole director and Chief Executive Officer of FOXO Labs Inc., a Delaware corporation (“FOXO Labs”) that is a wholly owned subsidiary of the Company;

●	Seamus Lagan be appointed as the Chief Executive Officer of the Company; and

●	The Company shall have executed the Registration Rights Agreement with RHI dated December 5, 2024. (The “RHI Registration Rights Agreement”).

The Exchange Agreement closed on December 5, 2024.

Demand Promissory Notes

On September 19, 2023, we obtained a $247,233 loan from Andrew J. Poole, a director of the Company (the “September 2023 Loan”), to be used to pay for directors’ and officers’ insurance through October 2023. We issued to Mr. Poole a demand promissory note for $247,233 evidencing the September 2023 Loan (the “September 2023 Note”). The September 2023 Note does not bear interest. The September 2023 Note is due on demand, and in the absence of any demand, will be due one year from the issuance date. The September 2023 Note may be prepaid, in whole or in part, without penalty at any time.

On October 2, 2023, we obtained a $42,500 loan from Mr. Poole (the “October 2023 Loan”) to be used to pay for MSK’s legal fees through October 2023. We issued to Mr. Poole a demand promissory note for $42,500 evidencing the October 2023 Loan (the “October 2023 Note”). The October 2023 Loan accrues interest in arrears at a rate of 13.25% per annum. The principal sum of the October 2023 Note is due on demand, and in the absence of any demand, one year from the issuance date. The October 2023 Note may be prepaid, in whole or in part, without penalty at any time.

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Appointment of Chief Financial Officer

On September 23, 2025, we appointed Sylwia Nowak Hauman (as the Company’s Chief Financial Officer (Principal Financial and Accounting Officer).

Pursuant to her appointment as Chief Financial Officer, the board of directors approved Ms. Hauman being paid an annual salary of $200,000 with a possible bonus of $25,000.

Rent and Utilities Owed to RHI and A Subsidiary of RHI Under Facility Leases

As September 30, 2025 and December 31, 2024, SCCH and Myrtle owed $0.1 million and $0.6 million, respectively, to a subsidiary of RHI for rent under facility leases.

During the three and nine months ended September 30, 2025, the Company incurred $52,596 and $0.2 million, respectively, for rent and utilities associated with its corporate offices and it owed RHI $52,942 for these costs at September 30, 2025. The Company shares office facilities with RHI and the rent stems from a lease between RHI and a third party.

Health Information Technology Provided By InnovaQor.

RCHI and SCCH contracted with InnovaQor, Inc. (“InnovaQor”) to provide ongoing information technology-related services totaling approximately $0.1 million and $0.1 million, respectively, during the three months ended September 30, 2025 and 2024, and $0.2 million and $0.2 million, respectively, during the nine months ended September 30, 2025 and 2024, and they owed InnovaQor $0.1 million and $0.1 million as of September 30, 2025 and December 31, 2024, respectively. RHI holds preferred stock in InnovaQor and Mr. Lagan is the controlling shareholder of InnovaQor.

Software Development Agreement with InnovaQor

In July 2025, Myrtle entered into an agreement with InnovaQor to develop a behavioral health patient engagement mobile application with a cost of $0.1 million.

Policies for Approval of Related Person Transactions

Our Board reviews and approves transactions with related persons. Prior to our Board’s consideration of a transaction with a related person, the material facts as to the related person’s relationship or interest in the transaction are disclosed to the Board, and the transaction is not considered approved by the Board unless a majority of the directors who are not interested in the transaction approve the transaction.

We adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

●	any person who is, or at any time during the applicable period was, one of our officers or one of our directors;

●	any person who is known by us to be the beneficial owner of more than 5% of our voting stock;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than 5% of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than 5% of its voting stock; and

●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee of the Board has the responsibility to review related party transactions.

Employment Arrangements

We have entered into interim employment agreements with our former Interim Chief Executive Officer and former Interim Chief Financial Officer, which are described above under Executive Compensation – Narrative Disclosure to the Summary Compensation Table – Agreements with Current Executive Officers.” See “Executive Compensation – Narrative Disclosure to the Summary Compensation Table – Agreements with Named Executive Officers” for a description of the terms and conditions of employment agreements by and between our predecessor companies and our former executive officers.

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RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

On December 16, 2025, the Majority Shareholder, by written consent in lieu of a meeting pursuant to Section 228 of the DGCL and Section 2.9 of our bylaws, provided ratification of the appointment of Kreit & Chiu CPA LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Vote Required

The ratification of the appointment of Kreit & Chiu CPA LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by holders of shares present in person or represented by proxy and entitled to vote on the matter. As of the Record Date, the Majority Shareholder held approximately 98.60% of the voting power of the Company and voted to ratify the appointment.

Principal Accountant Fees and Services

KPMG LLP (“KPMG”) served as our independent registered public accounting firm from September 20, 2022 following the Closing of the business combination until June 12, 2023, and as the independent registered public accounting firm of our predecessor, Legacy FOXO, from November 8, 2021 until June 12, 2023.

Effective June 12, 2023, the Audit Committee approved the appointment of EisnerAmper LLP (“EisnerAmper”) as our independent registered public accounting firm for the fiscal year ended December 31, 2023 and EisnerAmper served until January 3, 2024.

On October 7, 2024 and December 29, 2023, we engaged Kreit & Chiu CPA LLP (“Kreit”) to serve as our independent registered public accounting firm for the years ended December 31, 2024 and 2023, respectively.

The following is a summary of the fees and services provided by Kreit, KPMG, and EisnerAmper to FOXO for fiscal years 2024 and 2023:

	For the Fiscal Year Ended December 31,
	2024	2023
Audit Fees (1)	$666,550	$373,236
Audit-Related Fees (2)	40,000	110,675
Total(3)	$706,550	$483,911

1.	Audit Fees. Audit fees of $666,500 and 373,236 for Kreit, KPMG and EisnerAmper for 2024 and 2023, respectively, were for professional services rendered for the audits of our financial statements, review of interim financial statements, and services that are normally provided by Kreit, KPMG and EisnerAmper in connection with statutory and regulatory filings or engagements related to periods under their engagement.

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2.	Audit-Related Fees. Audit-related fees consist of fees billed by Kreit, KPMG and EisnerAmper for assistance with registration statements filed with the SEC and for assurance and related services that are reasonably related to performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

3.	Neither Kreit, KPMG nor EisnerAmper provided any non-audit or other professional services other than those reported under “Audit-Fees” and “Audit-Related Fees.”

The audit communicates with our independent registered public accounting firm at least four times a year. At such times, the audit committee reviews both audit and non-audit services performed by the independent registered public accounting firm, as well as the fees charged for such services. The audit committee is responsible for pre-approving all auditing services and non-auditing services (other than non-audit services falling within the de minimis exception set forth in Section 10A(i)(1)(B) of the Exchange Act and non-audit services that independent auditors are prohibited from providing to us) in accordance with the following guidelines: (1) pre-approval policies and procedures must be detailed as to the particular services provided; (2) the audit committee must be informed about each service; and (3) the audit committee may delegate pre-approval authority to one or more of its members, who shall report to the full committee, but shall not delegate its pre-approval authority to management. Among other things, the audit committee examines the effect that performance of non-audit services may have upon the independence of the auditors.

All of the services provided by Kreit, KPMG, and EisnerAmper, and fees for such services, were pre-approved by the audit committee in accordance with these standards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as the Record Date, the number of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) known to us to be the beneficial owner of more than 5% of the outstanding shares of common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all current executive officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days from the date hereof. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o FOXO Technologies Inc., 477 South Rosemary Ave., Suite 224, West Palm Beach, FL 33401.

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Applicable percentage of ownership is based on 1,750,216,495 shares of Common Stock, 19,422.02 shares of Series A Preferred Stock, 3,245 shares of Series B Preferred Stock, 303.75 shares of Series C Preferred Stock, and 4,312 shares of Series D Preferred Stock issued as of the Record Date.

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock (6)	% of Class (7)	% of Votes
Directors, Named Executive Officers, and Executive Officers:
Seamus Lagan, Chief Executive Officer and Director (1)	51,440	*	*
Mark White, former Interim Chief Executive Officer and Director (2)	11,912	*	*
Bret Barnes, Director (3)	450	*	*
Francis Colt deWolf III, Director	-	*	*
Trevor Langley, Director (4)	51,440	*	*
Sylwia Nowak Hauman, Chief Financial Officer	-	*	*
All current directors and executive officers as a group (six individuals) (5)	63,802	*	*

*	less than 1%.

(1)	Shares are owned by Rennova Health, Inc. (“RHI”). Mr. Lagan is the Chief Executive Officer and President and a director of RHI. Mr. Lagan disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. RHI currently owns 5,520 shares of Series A Preferred Stock, which are not included in the above table.

(2)	Includes 11,912 shares of Common Stock held by KR8 AI, an entity which Mr. White controls. On December 5, 2024, KR8 AI was issued 3,000 shares of Series D Preferred Stock, which are not included in the above table.

(3)	Includes (i) 168 shares of Common Stock held by Mr. Barnes that are subject to forfeiture pursuant to the Management Contingent Share Plan; and (ii) 282 shares of Common Stock underlying vested options held by Mr. Barnes.

(4)	Shares are owned by RHI. Mr. Langley is a director of RHI. Mr. Langley disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. RHI currently owns 5,520 shares of Series A Preferred Stock, which are not included in the above table.

(5)	Our current directors and executive officers are: Francis Colt deWolf III (Director), Bret Barnes (Director), Mark White (Director), Seamus Lagan (Chief Executive Officer and Director), Trevor Langley (Chairman and Director), and Sylwia Nowak Hauman (Chief Financial Officer).

(6)	These amounts are based upon information available to the Company as of the date hereof.

(7)	To our knowledge, except as indicated in the footnotes above and subject to state community property laws where applicable, all beneficial owners named in the beneficial ownership table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares of Series A Preferred Stock (1)	% of Class (2)	% of Votes
Rennova Health, Inc. 477 S. Rosemary Avenue, Suite 224 West Palm Beach, Florida 33401	5,520	28.4%	28.2	%(3)
Sabby Volatility Warrant Master Fund, Ltd. Miami Beach, FL	5,406.34	27.8%	27.6	%(4)
Sabby Healthcare Master Fund, Ltd. Miami Beach, FL	2,578.67	13.3%	13.2	%(4)
Chris Diamantis Nashville, TN	5,800	29.9%	29.6	%(5)

(1)	These amounts are based upon information available to the Company as of the date hereof.

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(2)	To our knowledge, except as indicated in the footnotes above and subject to state community property laws where applicable, all beneficial owners named in the beneficial ownership table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(3)	Due to the Voting Agreement and Irrevocable Proxies with Sabby Volatility, Sabby Healthcare, and Mr. Diamantis, as described below, the combined voting percentage of RHI is approximately 70.38%.

(4)	On February 3, 2025, RHI entered into a Voting Agreement and Irrevocable Proxy with each of Sabby Volatility and Sabby Healthcare pursuant to which at every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent or resolution of the stockholders of FOXO, each of Sabby Volatility and Sabby Healthcare shall, to the extent permissible and consistent with Sabby Volatility and Sabby Healthcare’s internal compliance policies (which may require abstention with respect to certain matters), vote, to the extent not voted by the person(s) appointed under the proxy, the shares of the Company owned by it and any new shares of the Company in such manner as is decided by RHI in its sole and absolute discretion.

(5)	On May 8, 2025, RHI entered into a Voting Agreement and Irrevocable Proxy with Mr. Diamantis pursuant to which at every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent or resolution of the stockholders of FOXO, Mr. Diamantis shall, to the extent permissible (which may require abstention with respect to certain matters), vote, to the extent not voted by the person(s) appointed under the proxy, the shares of the Company owned by him and any new shares of the Company in such manner as is decided by RHI in its sole and absolute discretion.

Name and Address of Beneficial Owner	Number of Shares of Series B Preferred Stock (1)	% of Class (2)	% of Votes
David S. Nagelberg 2003 Rev. Trust+	250	7.7%	*
Mitchell Kersch+	250	7.7%	*
John Nash+	500	15.4%	*
John Paulsen+	200	6.2%	*
Ardara Capital/ Patrick Mullin+	200	6.2%	*
Portner Partners+	200	6.2%	*
Ryan Wong+	200	6.2%	*

* Less than 1%.

+ Address unknown to the Company.

(1)	These amounts are based upon information available to the Company as of the date hereof.

(2)	To our knowledge, except as indicated in the footnotes above and subject to state community property laws where applicable, all beneficial owners named in the beneficial ownership table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

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Name and Address of Beneficial Owner	Number of Shares of Series C Preferred Stock (1)	% of Class (2)	% of Votes
Andrew Smukler 404 Via Placita Palm Beach Gardens, FL 33418	135	44.4%	*
Joel Yanowitz & Amy B. Metzenbaum Rev. Trust 3 Stanton Way Mill Valley, CA 94941	135	44.4%	*
Steven Wu 30327 Garfinkle Street Union City, CA 94587	33.75	11.1%	*

* Less than 1%.

(1)	These amounts are based upon information available to the Company as of the date hereof.

(2)	To our knowledge, except as indicated in the footnotes above and subject to state community property laws where applicable, all beneficial owners named in the beneficial ownership table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

INTERESTS OF CERTAIN PERSONS IN THE APPROVALS

Unless indicated herein, no officer, director, nominee for election as a director, associate of any director, executive officer or nominee, or beneficial owner of more than 5% of our Common Stock has any substantial interest in the matters acted upon by our Board and shareholders, other than in their role as an officer, director or beneficial owner.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements concerning the effects of the stockholder approval and statements using terminology such as “expects,” “should,” “would,” “could,” “intends,” “plans,” “anticipates,” “believes,” “projects” and “potential.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties, and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements.

In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements.

ADDITIONAL INFORMATION

Householding of Materials

Unless we have received contrary instructions, we may send a single copy of this Information Statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding”, reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

●	If the shares are registered in the name of the stockholder, the stockholder should contact us at 477 South Rosemary Avenue, Suite 224, West Palm Beach, FL 33401, (612) 800-0059 to inform us of such stockholder’s request; or

●	If a bank, broker, nominee, fiduciary or other custodian holds the shares, the stockholder should contact the bank, broker, nominee, fiduciary or other custodian directly.

Costs

We will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries who are record holders of our Common Stock for the forwarding of this Information Statement to the beneficial owners of our Common Stock. We will reimburse these brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

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Where you can find more information

We are subject to the information requirements of the Exchange Act, and file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information we file at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information on the operation of the SEC’s public reference facilities. The SEC maintains a website that contains reports, proxy statements, and other information, including those filed by us, at http://www.sec.gov.

You may request a copy of these filings, at no cost, by requesting them via e-mail from the Company at the following address and telephone number:

Seamus Lagan

Chief Executive Officer

477 South Rosemary Avenue

Suite 224

West Palm Beach, FL 33401

(612) 800-0059

legal@foxotechnologies.com

Our Common Stock is currently quoted on the OTC Markets under the symbol “FOXO.” Our public warrants are currently quoted on the OTC Markets under the symbol “FOXOW.”

Our transfer agent is Continental Stock Transfer & Trust Company. Their address is 1 State St 30th floor, New York, NY 10004 and their telephone number is (212) 509-4000.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Exchange Act. This Information Statement is being mailed on or about December [*], 2025 to all stockholders of record as of the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

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APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

FOXO TECHNOLOGIES INC.

FOXO Technologies Inc., a Delaware corporation (the “Corporation”) does hereby certify that:

FIRST: The name of the Corporation is FOXO Technologies Inc.

SECOND: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation, as amended, and any amendments thereto (the “Charter”), last amended by a certificate of amendment to the Certificate of Incorporation filed with the Secretary of State on October 9, 2025.

THIRD: A new Article IV, Subsection 1 is added to the Charter to provide in its entirety as follows:

“The total number of shares of capital stock that the Corporation shall have authority to issue is 10,020,000,000 shares, consisting of: (i) 10,000,000,000 shares of Class A common stock, having a par value of $0.0001 per share (the “Class A Common Stock” and “Common Stock”); and (ii) 20,000,000 shares of preferred stock, having a par value of $0.0001 per share (the “Preferred Stock”).

FOURTH: This amendment was duly adopted in accordance with the provisions of Sections 212 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: This Certificate of Amendment shall be effective as of Eastern Time on the date written below.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this day of [*], 2026.

FOXO TECHNOLOGIES INC.

By:
Name:	Seamus Lagan
Title:	Chief Executive Officer

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